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                          CONSENT OF INDEPENDENT ACCOUNTANT

                                ____________________


     To the Board of Trustees of
       Neuberger & Berman Equity Assets


              We consent to the incorporation by reference in Part B, Statement of Additional Information, in Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Assets (File #33-82568) (811-8106) of our report dated October 6, 1995, on our audit of the financial statements and financial highlights of Neuberger & Berman Manhattan Portfolio, which report is included in the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1995.

              We also consent to the reference to our Firm with respect to Neuberger & Berman Manhattan Assets and Portfolio under the caption "Independent Auditors/Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                       /s/ Coopers & Lybrand L.L.P
                                       COOPERS & LYBRAND L.L.P.

     Boston, Massachusetts
     February 8, 1996
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